Exhibit 1.1

[               ] Shares

Advanced Disposal Services, Inc.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

February [   ], 2016

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), OPTrust Infrastructure I Europe Inc., a shareholder of the Company, (the “Selling Shareholder”) propose to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as Representatives (the “Representatives”) an aggregate of [          ] shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), of which [          ] shares will be sold by the  Company and [         ] shares will be sold by the Selling Shareholder.  The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto, and the respective amounts to be sold by the Selling Shareholder are set forth opposite its name on Schedule II hereto.  The Company and the Selling Shareholder are sometimes referred to herein collectively as the “Sellers”.  The Company also proposes to sell at the Underwriters’ option an aggregate of up to [          ] additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company and the Selling Shareholder that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER.

(a) The Company represents and warrants to each of the Underwriters as follows:

(i) A registration statement on Form S-1 (File No. 333- 206508) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”).  “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus”.

(ii)  As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule V hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [      ] [a][p].m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule IV hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated [       ], 2016.

(iii)          The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Subsidiaries listed in Exhibit 21 to Item 16(a) of the Registration Statement are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).  The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, operations or condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).  The outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, other than as described in the Registration Statement, the General Disclosure Package or the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(iv)          The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(v)           The Company has an authorized capitalization as set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package).  All of the Shares conform, in all material respects, to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of certificates for the Shares conforms, in all material respects, to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.  Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(vi)          The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendments thereto as of their respective applicable effective dates do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto as of the date of the Prospectus and any amendment and supplements thereto, do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the

Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(vii)         No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(viii)            The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) hereof.  The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(ix)          At the time of filing the Registration Statement and any post-effective amendment thereto, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer).

(x)           The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in conformity with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein.  The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein at the indicated dates and for the indicated periods and such data has been compiled on a basis consistent with the financial statements presented therein, except as disclosed therein.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Item 10 of Regulation S-K under the Act, to the extent applicable.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46, not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(xi)          Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(xii)         Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  As of the date of the initial filing of the registration statement referred to in Section 1(a)(i) hereof, except as otherwise disclosed in such Registration Statement, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(xiii)        Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or which has as the subject thereof, any property of the Company or its subsidiaries, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiv)        The Company and its subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv)         The Company and its subsidiaries have timely filed all U.S. federal, state, local and foreign tax returns which have been required to be filed taking into account any extensions thereof and have timely paid all taxes required to be paid and all assessments received by them or any of them to the extent that such taxes have become due except to the extent that any such taxes or assessments may be being contested in good faith and by appropriate proceedings and except where failure to make such filing or payment would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(xvi)        Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, operations or condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into by the Company or its subsidiaries, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)       Neither the Company nor any of its subsidiaries is, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default, as applicable, under (a) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties is bound, (b)of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or (c) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except in the case of clauses (a) and (c), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)      The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(xix)        No approval, consent, order or authorization, of any regulatory, administrative or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, FINRA or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(xx)         Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) has fulfilled and performed all of its material obligations with respect to such Government Licenses, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxi)        The Company and its subsidiaries own or possess the right to use all patents, inventions, trademarks, trade names, service marks, trade secrets, copyrights, license rights, and other intellectual property rights (collectively, “Intellectual Property”) reasonably necessary to conduct their business as presently conducted except where failure to own or possess such rights would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is infringing, misappropriating, conflicting with, or otherwise violation any Intellectual Property of any other person or entity, nor have the Company nor any of its subsidiaries received any written notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, where such infringements, misappropriations, conflicts or violations would, individually or in the aggregate and if the subject of an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any infringement, misappropriation, conflict with, or violation by others of Intellectual Property owned by the Company or any of its subsidiaries and material to the business of the Company and its subsidiaries.

(xxii)       Reserved.

(xxiii)      Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(xxiv)     The Company is not and after giving effect to the application of the net proceeds from the offering and sale of the shares as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(xxv)      The Company maintains a system of “internal control over financial reporting”, as defined in Rule 13a-15(f) of the Exchange Act of 1934, as amended (the “Exchange Act”), that complies in all material respects with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxvi)     The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(xxvii)    The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably believes are reliable and accurate in all material respects.

(xxviii)   The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, and any international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxix)     Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate, or other person associated with or acting on behalf of the Company or any of the Subsidiaries is currently the target of any sanctions administered by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any applicable sanctions imposed by any other body, governmental or other, to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea Region of Ukraine); neither the Company nor the Subsidiaries have knowingly engaged in during the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxx)      Neither the Company nor any of the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, property, entertainment or other unlawful expense relating to political activity; (ii) has made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official or employee (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) has made, offered, or taken an act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any applicable anti-bribery and anti-corruption laws or regulations to which the Company, any of its Subsidiaries, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is subject.  The

Company, the Subsidiaries and, to the knowledge of the Company, their Affiliates have each conducted their businesses on behalf of the Company in compliance with the FCPA and any applicable anti-bribery and anti-corruption laws or regulations and have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws.

(xxxi)     The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses.

(xxxii)    Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) (i) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(xxxiv)   Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) the Company and each Subsidiary have complied and are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has been threatened or is known to be contemplated; (iv) neither the Company nor any Subsidiary has received notice or is otherwise aware of any pending or threatened claim under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries.

(xxxvi)  There are no relationships, direct or indirect, or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(xxxviii)  No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

(xil)  Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(b)  The Selling Shareholder represents and warrants as follows:

(i)            The Selling Shareholder as of the date of this Agreement has and at the Closing Date (as such date is hereinafter defined) will have good and marketable title to the Firm Shares to be sold by the Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares.

(ii)           The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and the Custody Agreement referred to below and to perform its obligations under such Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder; enforceable against the Selling Shareholder in accordance with its terms. The Custody Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder and is a valid and binding agreement of the Selling Shareholder. The execution and delivery of this Agreement and the consummation by the Selling Shareholder of the transactions herein contemplated will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Shareholder is a party, or be in violation of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(iii)          The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

(iv)          The sale of the Firm Shares by the Selling Shareholder pursuant hereto is not prompted by any material information concerning the Company or any of the Subsidiaries except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(v)           As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, the information furnished by the Selling Shareholder for use in the Registration Statement, the General Disclosure Package and the Prospectus, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 12(b) hereof, does not and will not contain any untrue statement of a material fact or omitted or will omit to state a material fact  in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi)          No consent, approval or waiver is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Shareholder under this Agreement or the consummation by the Selling Shareholder of any of the other transactions contemplated hereby.

(vii)         There are no affiliations or associations between any member of FINRA and the Selling Shareholder or any affiliate of such Selling Shareholder.

(viii)        The Selling Shareholder is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ix)          The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Shares.

(x)           The Selling Shareholder is not a Person that is currently the target of Sanctions; and the Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently the target of Sanctions.

(xi)          The Selling Shareholder is in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Selling Shareholder with respect to the Anti-Money Laundering Laws is pending or, to the Selling Shareholder’s knowledge, threatened.

(xii)  The Selling Shareholder has not taken any action, directly or indirectly, that has resulted or would result in a violation of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any domestic government official or “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Selling Shareholder has conducted its business in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations.

2.                                      PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[     ] per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.  The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder.  The obligations of the Company and the Selling Shareholder shall be several and not joint; provided however that the Company has agreed to pay the Underwriter discounts and commissions on behalf of the Selling Shareholder and such discounts and commissions shall be netted out of the aggregate price paid to the Company by the Underwriters.

(b)  Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Shareholder have been placed in custody with Wells Fargo Bank, N.A. as custodian (the “Custodian”) pursuant to the Custody Agreement executed by the Selling Shareholder for delivery of all Firm Shares to be sold hereunder by the Selling Shareholder.  The Selling Shareholder specifically agrees that the Firm Shares represented by the certificates held in custody for the Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminable by any act or deed of the Selling Shareholder (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including  dissolution of  the Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custody Agreement.  If any such event should occur prior to the delivery to the Underwriters of the Firm Shares hereunder, certificates for the Firm Shares, as the case may be, shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred.  The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

(c)  Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Company for the shares to be sold by it and to an account designated by the Custodian for the shares to be sold by the Selling Shareholder, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date”.  As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

(d)  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares.  The maximum number of Option Shares to be purchased by the Underwriters  is set forth opposite their respective names on Schedule III hereto.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company, setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor through the facilities of The Depository Trust Company, New York, New York.

(e)  If on the Closing Date the Selling Shareholder fails to sell the Firm Shares which the Selling Shareholder has agreed to sell on such date as set forth on Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Shares which the Selling Shareholder has failed to so sell, as set forth on Schedule II hereto, or such lesser number as may be requested by the Representatives.

3.                                      OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so.  The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.                                      COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDER.

(a)  The Company covenants and agrees with the several Underwriters that:

(i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(ii) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule V hereto, (ii)  treat each Permitted Free

Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(iv) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus, any Issuer Free Writing Prospectus, or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus or any is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(v)  The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation or dealer in any jurisdiction where it would not otherwise by required to so qualify, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(vi)  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.

(vii)  The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(viii)  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(ix)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(x)  Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)  No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives.

(xii)  The Company will use its best efforts to list the Shares, subject to notice of issuance, on the New York Stock Exchange, effect and maintain the listing of the Shares on the New York Stock Exchange.

(xiii)  The Company has caused each officer and director and certain shareholders of the Company to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit B (the “Lockup Agreement”).  If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lockup Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit C hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv)  The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(xv)  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(xvi)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(xvii)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b)  The Selling Shareholder covenants and agrees with the several Underwriters that:

(i)  No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder or request the registration for the offer or sale of any of the foregoing  (or as to which the Selling Shareholder has the right to direct the disposition of) will be made prior to the Closing Date.

(ii)  The Selling Shareholder agrees to deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Internal Revenue Service Form W-8 or W-9 (or other applicable form or statement specified by Treasury regulations in lieu thereof).

(iii)  The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(iv)  The Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.

(v)  During the Prospectus Delivery Period, the Selling Shareholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to the Selling Shareholder in the Registration Statement, the Prospectus or any document comprising the General Disclosure Package.

5.                                      COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Underwriters and the Selling Shareholder under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company and the Selling Shareholder; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer, stamp, issuance or other taxes payable thereon; (iv) any roadshow expenses; (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii) hereof); and (xii) the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters). Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                      CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:

(a)  The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Shareholder, shall be threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)  The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Shearman & Sterling LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex A hereto.

(c)  The Representatives shall have received on the Closing Date the opinion of Osler, Hoskin & Harcourt LLP, counsel for the Selling Shareholder, dated the Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex B hereto.

(d)  The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP confirming that they are an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)  The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)  He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)  Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

(g)           The Representatives shall have received on the Closing Date a certificate of the Selling Shareholder to the effect that, as of the Closing Date, it represents as follows:

(i)  The representations and warranties of the Selling Shareholder contained in Section 1 hereof are true and correct as of the Closing Date, as the case may be; and

(ii) The Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(h)           The Representatives shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Financial Officer in his capacity as such on behalf of the Company, in the form previously agreed among the parties hereto.

(i)            On or prior to the date hereof, the Selling Shareholder shall have furnished for review by the Representatives executed copies of the Custody Agreement.

(j)  The Company and the Selling Shareholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(k)  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(l)  The Lockup Agreements described in Section 4(xiii) hereof are in full force and effect.

(m)  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Shareholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company or the sale of the Shares by the Selling Shareholder.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholder of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.                                      INDEMNIFICATION.

(a) The Company agrees:

(i)  to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several,  to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of, or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12(a) hereof; and

(ii)  to indemnify and hold harmless the Selling Shareholder, its affiliates, directors, officers and employees and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint and several, to which the Selling Shareholder, and its affiliates, directors, officers, employees or controlling person, may become subject, under the Act or otherwise, insofar as such loss, claim, damage or liability (or action or proceeding in respect thereof) arises out of, or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of the information described as such in Section 12(b) hereof; and

(iii) to reimburse each of the Underwriters and the Selling Shareholder, each of the Underwriters’ and Selling Shareholders’ respective directors and officers, and each such controlling person for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter, the Selling Shareholder or such respective controlling person in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding in respect thereof) or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter, the Selling Shareholder or such respective controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto. In the event that it is finally judicially determined that the Selling Shareholder was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Selling Shareholder will promptly return all sums that had been advanced pursuant hereto.

(b)  The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability (or action or proceeding in respect thereof), joint or several, to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 7(a) hereof; provided, however, that the aggregate indemnification liability of the Selling Shareholder shall not exceed the gross proceeds received by the Selling Shareholder from the sale of the Shares sold by the Selling Shareholder in the public offering pursuant to this Agreement; and provided, further that the Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to the Selling Shareholder furnished by or on behalf of the Selling Shareholder to the Company or the Representatives, specifically for use therein, it being understood and agreed that only such information furnished by or on behalf of the Selling Shareholder consists of the information described in Section 12(b) hereof.  This indemnity obligation will be in addition to any liability which the Company may otherwise have.

(c)  Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, the Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i)  any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, the Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 12 hereof.  This indemnity obligation will be in addition to any liability which such Underwriter may otherwise have.

(d)  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a), (b), or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b), or (c) hereof.  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a), (b), or (c) hereof and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 7(c) hereof.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)  To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b), or (c)  hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect  not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, it being understood that the full aggregate amount of underwriting discounts and commissions received by the Underwriters shall be borne by the Company.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the gross proceeds applicable to the Shares sold by the Selling Shareholder, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.  The Company irrevocably appoints [   ] as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. The Selling Shareholder irrevocably appoints [   ] as their agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(h)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement.  A successor to any

Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.                                      DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then  (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or  (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company and the Selling Shareholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Sections 5 and 7 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                      NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to: Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005, Attention: Equity Capital Markets — Syndicate Desk, fax: (212) 797-9344 , with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD; Barclays Capital Inc., 745 Seventh

Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); if to the Company to Advanced Disposal Services, Inc. Michael Slattery, 90 Fort Wade Road, Ponte Vedra, FL, 32801, and the Selling Shareholder to OPTrust Infrastructure Europe I Inc., 1 Adelaide A East, Suite 1200 Toronto ON M3C 1A7 Canada.

10.                               TERMINATION.

This Agreement may be terminated by you by notice to the Sellers (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization  that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b)  as provided in Sections 6 and 8 of this Agreement.

11.                               SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.                               INFORMATION PROVIDED BY UNDERWRITERS.

(a)                                 The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the [fifth, eleventh, twelfth, thirteenth and seventeenth] paragraphs under the caption “Underwriting” in the Prospectus.

(b)                                 The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Selling Shareholder to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of information set forth in the first paragraph on the cover of the Prospectus, the third paragraph under the caption “Use of Proceeds”, the number of shares sold by the Selling Shareholder and the Selling Shareholder’s use of proceeds as identified in the third paragraph of use of proceeds under the caption the “Offering”, the legal name, address and number of shares and footnote 4 in “Principal and Selling Stockholders”, and the third paragraph under “Underwriting” in the Prospectus as such statements relate to OPTrust Infrastructure Europe I Inc..

13.                               MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement,  (b) any investigation made by or on behalf of any Underwriter, or any controlling person of any Underwriter, or by or on behalf of the Company or its directors or officers or the Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Selling Shareholder acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Shareholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Shareholder do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.  Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Selling Shareholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholder with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholder.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Selling Shareholder, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company, the several Underwriters in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Advanced Disposal Services, Inc.

By:
Name:
Title:

OP Trust Infrastructure Europe I, Inc.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several
Underwriters listed on Schedule I hereto

By: Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Shares
Underwriter	to be Purchased

Deutsche Bank Securities Inc.
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Macquarie Capital (USA) Inc.
Morgan Stanley & Co. LLC
UBS Securities LLC
First Analysis Securities Corporation
SMBC Nikko Securities America, Inc.

Total

SCHEDULE II

SCHEDULE OF SELLING SHAREHOLDER

Number of Firm Shares
Selling Shareholder	to be Sold
OPTrust Infrastructure Europe I Inc.
Total

SCHEDULE III

SCHEDULE OF OPTION SHARES

	Maximum Number	Percentage of
	of Option Shares	Total Number of
Underwriter	to be Sold	Option Shares

Total		100%

2

SCHEDULE IV

[Price and other terms of the offering conveyed orally]

SCHEDULE V

[List each Issuer Free Writing Prospectus to be included in the General Disclosure Package including Final Term Sheet, if applicable]

ANNEX A

ANNEX B

EXHIBIT A

[list of subsidiaries to be provided]

EXHIBIT B

LOCK-UP AGREEMENT

[                         ], 2016

Advanced Disposal Services, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32081

Deutsche Bank Securities Inc.

Credit Suisse Securities (USA) LLC

Barclays Capital Inc.

As Representatives of the

Several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Barclays Capital Inc., as Representatives (the “Representative”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Advanced Disposal Services, Inc. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.01 (the “Common Stock”), of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”).  The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned.  “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 180 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”).

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the Initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer (a) any or all of the shares of Common Stock or other Company securities if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended, and is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement and (b) those shares of Common Stock (including certain shares of Common Stock underlying stock options) to be repurchased by the Company pursuant to the Amended and Restated Redemption Agreement dated December 20, 2012, as further amended by a letter agreement dated June 20, 2014, and the Amended and Restated Share Price Protection Agreement dated December 20, 2012 (collectively, the “Redemption Agreements”) as attached in Schedule A hereto.

If, at the time of a Disposition, the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, they will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned agrees that the Company may, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company[, in each case, except in connection with shares of Common Stock (including certain shares of Common Stock underlying stock options) to be transferred in connection with a repurchase under the Redemption Agreements].

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to [                    ](1), this agreement shall be of no further force or effect.

Signature:

Print Name:

Number of shares owned subject to warrants, options or convertible securities:	Certificate numbers:

(1)  To include the date that is nine months after the anticipated offering date.

EXHIBIT C

FORM OF WAIVER

[Letterhead of [   ]]

Advanced Disposal Services, Inc.

Public Offering of Common Stock

[Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by [Advanced Disposal Services, Inc.] (the “Company”) of [     ] shares of common stock, $0.01  par value (the “Common Stock”), of the Company and the lock-up letter dated [        ], 2016 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [        ], 2016 , with respect to [         ] shares of Common Stock (the “Shares”).

The Representatives hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [        ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

cc:  Company

EXHIBIT D

FORM OF PRESS RELEASE

Advanced Disposal Services, Inc.
[Date]

Advanced Disposal Services, Inc. (“Company”) announced today that Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC and Barclays Capital Inc., the book-running managers in the Company’s recent public sale of         shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on              , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.